UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Reliability Incorporated

(Exact name of registrant as specified in its charter)

Texas	000-07092	75-0868913
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

22 Baltimore Road

Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

(202) 965-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, the Board of Directors (the “Board”) of Reliability Incorporated (the “Company”) appointed Hannah M. Bible, a member of the Board, to serve as Chairperson of the Board, effective immediately.

Also on December 13, 2019, the Board appointed Lawrence J. Gaffey to serve as an independent director, effective immediately. Mr. Gaffey was nominated to serve as a member of the Board by the Company’s majority stockholders. There is no arrangement or understanding between Mr. Gaffey and any other person pursuant to which he was selected as a director.

Mr. Gaffey, age 63, has served as Chief Financial Officer of Old Dominion Strategies, LLC, a service-disabled veteran-owned small business, since 2017. In addition, since 2012, he has been Managing Member of Gaffey Deane & Talley, LLC, a CPA firm. Since 2009, Mr. Gaffey has also served as Chief Financial Officer of Crisis1, a service-disabled veteran-owned small business. Mr. Gaffey has over 40 years of experience as a certified public accountant, chief executive officer or chief financial officer. He graduated from the United States Air Force Academy and received a B.A. in Accounting from Michigan State University.

Non-employee directors, including Ms. Bible and Mr. Gaffey, are entitled to receive $5,000 per quarter as compensation for their Board service. Initially, such compensation will be paid in cash. The Board intends to reevaluate the form of compensation in the near future, however, and may pay non-employee director compensation in cash, through one or more equity grants, or through a combination of cash and equity. The Board also intends to approve additional compensation for non-employee directors serving as Chairperson of the Board and/or members of Board committees.

In addition, on December 13, 2019, the Board established three committees of the Board: the Audit Committee, the Compensation Committee and the Strategic Advisory Committee. The Board appointed the following directors to serve on the newly established committees:

Audit Committee	Compensation Committee	Strategic Advisory Committee
Lawrence J. Gaffey (Chair)	Lawrence J. Gaffey (Chair)	Lawrence J. Gaffey
Hannah M. Bible	Hannah M. Bible	Hannah M. Bible
Nick Tsahalis

Item 8.01. Other Events.

On December 13, 2019, the Board appointed Eric D. Young to serve as the Company’s General Counsel, effective January 6, 2020. Prior to joining the Company, Mr. Young, age 45, served as a Corporate Partner at Morrison Cohen LLP, an international law firm, where he specialized in corporate finance, mergers and acquisitions, private equity transactions, corporate governance, executive compensation and private investment fund formation and operation. Mr. Young advised clients in structuring, negotiating and documenting corporate acquisitions and dispositions, secured and unsecured debt and equity financing. He also represented clients in general corporate and commercial matters and advised on successive capital raises, including IPOs. From 2004 until 2008, Mr. Young founded and led PowerPup Products LLC, a consumer product company developing innovative electric charging adapters for mobile devices.

From 1998 to 2000, Mr. Young served as General Counsel for Net 1 UEPS Technologies, Inc. (NASDAQ: UEPS.O), a leading provider of payment solutions, transaction processing services and financial technology. Mr. Young began his legal career as a Corporate Associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he handled a wide variety of corporate transactional matters in a rigorous practice environment. He holds a J.D., with Honors—Cum Laude from Fordham University School of Law and a B.A. in Criminal Justice, with Honors—Cum Laude from The George Washington University, and is a member of the New York State Bar Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: December 19, 2019		/s/ Nick Tsahalis
	By:	Nick Tsahalis
	Its:	President